                                 LEASE OVERVIEW
                                 BOULDER STORE

               Location:   1651 Broadway
                   Size:   13,350 square feet
                 Tenant:   Alfalfa's Boulder
             Lease Type:   Triple Net
              Guarantor:
             Lease Date:   October 11, 1982
      Commencement Date:   December 11, 1982

        Amendment Dated:   September 10, 1991

                   Term:   Lease term to expire October 11, 2006 per
                           amendment
        Renewal Options:   6 years commencing 10/12/2006
                           Written Notice to Landlord by April 11, 1999

      Current Base Rent:          $12,248.00
    Current CAM Charges:   Taxes    2,117.00
                           Insurance  185.00

       Annual Base Rent:   $146,971.00 (through December 11, 1995)
                           $11.01 per foot per year

            Escalations:   7,187.50/mo 1st year 1982
                           8,145.83/mo 2nd year 1983
                           9,104.16/mo 3rd year 1984 plus 2,150 for the
                           additional location.
                           Thereafter at each anniversary date rent shall increase by the Implicit Price Deflator Index for Private Businesses. This adjustment to be calculated by the lessor on an annual basis.

        Percentage Rent:   None
       Security Deposit:   $7,187.50

                                                                   1651 Broadway

                          AMENDMENT TO LEASE AGREEMENT

                 This Amendment to Lease Agreement ("Amendment"), dated this 10th day of September, 1991, is between BWAY Property Limited Partnership ("Landlord"), and Alfalfa's Boulder, Inc., a Colorado corporation ("Tenant").

                                    RECITALS

                 A. Boulder National Bank, as nominee, and Natural Horizons, Inc. entered into a Lease Agreement dated October 11, 1982, pursuant to which Natural Horizons, Inc. leased approximately 11,500 square feet of space in a portion of the building formerly known as 1645 Broadway, Boulder, Colorado, which is now known as 1651 Broadway, Boulder, Colorado (the Lease, as amended by the Addendum, is referred to herein as the "Lease").

                 B. Landlord is successor in interest to Boulder National Bank. Tenant is successor in interest to Natural Horizons, Inc.

                 C. Landlord and Tenant wish to amend the Lease to grant Tenant an additional option to extend the term thereof.

                                   AMENDMENT

                 For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                 1. Extension of Present Term. The present term of the Lease, now due to expire October 11, 1994, shall be and is hereby extended to October 11, 2000, subject to adjustments in Rental rates hereinafter described.

                 2. Option to Extend. Section 3 of the Lease is hereby deleted and the following substituted therefor:

                 "Upon full and complete performance of all the terms, covenants and condition herein contained by Tenant and payment of all Rental due under the terms hereof, Tenant shall be given the option to renew this Lease for an additional term of six years commencing October 12,

                 2000, and terminating October 11, 2006. In the event Tenant desires to exercise the option to renew the term of this Lease, Tenant shall give written notice of such fact to Landlord on or before April 11, 1999. In the event of such exercise, this Lease shall be deemed to be extended for such additional renewal period, subject to the right of Landlord to make such adjustments and/or assessments of charges against Tenant as provided herein."

                 3. Insurance. The parties acknowledge that Tenant currently has flood insurance coverage insufficient to fully compensate Tenant for a loss of inventory in the event of a flood at the Premises. Tenant agrees to use its reasonable best efforts to obtain a greater amount of flood insurance coverage to cover loss of inventory on the Premises, provided Tenant may obtain such coverage at premiums acceptable to Tenant in its reasonable determination.

                 4. Parking Facilities. Section 11 shall be amendment by adding the following to the end of the section: "The parties acknowledge that Landlord has made no commitment regarding expansion of the current parking facilities, and that any expansion of parking facilities must be agreed to in writing between Tenant and Landlord. Tenant acknowledges that the parking is taken "as is".

                 5. Upkeep of Premises. Section 12 of the Lease is hereby amended to add the following to the end of the section: "Floodgates installed at the main entrance to the Premises have been installed in compliance with requests of the City of Boulder, Colorado. Tenant acknowledges that such floodgates shall be maintained in good working order by Tenant at its own expense, and Tenant shall use such floodgates when necessary. Tenant hereby absolves Landlord of any liability arising from the functioning, or failure to function, of such floodgates."

                 6. Assignment or Subletting. Section 26 of the Lease is hereby amended to add the following to the end of the section: "Tenant shall provide Landlord with such financial information on any proposed assignee of Tenant as Landlord may reasonably request. Without the express agreement of Landlord, any such assignment by Tenant shall not release Tenant from liability under the Lease."

                 7. Full Force and Effect. Except as expressly amended hereby, the Lease shall remain in full force and effect.

                Executed as of the date set forth above.


LANDLORD:                                          TENANT:

BWAY PROPERTY LIMITED                              ALFALFA'S BOULDER, INC.,
PARTNERSHIP                                        a Colorado corporation

By:      Spine Property
         Management Corporation

By:         /s/ ROBERT POLIS                       By:  /s/ S.M. Hasaan
         ------------------------                     --------------------------
         Robert Polis, President                                      President

                [FELIX MICHAEL LICINI, ATTORNEY  LETTERHEAD]


                                                                 August 16, 1985





Mr. Robert Polis
c/o Cromwell International Ltd.
2805 Broadway
Boulder, Colorado 80302

Re: Exercise of Option to Renew for Alfalfa's Market

Dear Bob:

         You are hereby given notice that Natural Horizons, Inc. is exercising its option to renew the term of its lease with Boulder National Bank, Nominee, as to the north portion of 1645 Broadway, Boulder, Colorado for an additional term of three years running from December 11, 1985 through December 11, 1988. This option to extend applies to all of the leased premises pursuant to the lease between Natural Horizons, Inc. and Boulder National Bank, Nominee, executed on October 11, 1982. As to the rent beginning on December 11, 1985, please communicate directly with Therese at Alfalfa's (442-0082). It seems that at this time we are unable to determine the increase in the Implicit Price Deflator Index for Private Businesses for the previous three years. Hopefully, Therese will be on the bureau of labor mailing list for this Index by the time you and she are determining next year's rent. Thanks for your attention.

                                                     Sincerely yours
                                                     /s/ FELIX M. LICINI
                                                     Felix M. Licini
FML:kjd
cc: Therese, Alfalfa's Market

                           [ALFALFA'S LETTERHEAD]


                                                              August 3, 1988

Bob Polis
Broadway Management Co. Inc.
2888 Bluff St.
Suite 221
Boulder, CO 80302


Dear Bob,

         Natural Horizons Inc. (NHI) is hereby giving notice to you, appointee, Boulder National Bank nominee, that NHI is exercising their option to renew the term of the lease for 1645 - 1651 Broadway, Boulder CO. for the second renewal term commencing December 11, 1988.

         Please note that our business office address and phone number has been changed to the following:

                        Natural Horizons Inc.
                        205 Canyon Blvd., Suite 200
                        Boulder, CO 80302
                        (303) 443-8522

         All correspondence concerning the lease and lease terms should be
addressed to our business office.   Dale Kamibayashi, store manager, should
continue to be contacted concerning maintenance, repairs and upkeep of the property. Thank you very much. I look forward to our continued partnership at 1651 Broadway.

                                                   Sincerely yours,

                                                   /s/ MARK RETZLOFF
                                                   Mark Retzloff

cc. Dale Kamibayashi
    Teri Grupp

                                                                       EXHIBIT 2



                                    LEASE
                                    -----


        THIS LEASE, made and entered into this 11th day of October, 1982, by and between BOULDER NATIONAL BANK, nominee, (hereinafter referred to as "Landlord") and NATURAL HORIZONS, INC., a Colorado corporation (hereinafter referred to as "Tenant");

                             W I T N E S S E T H:

        IN CONSIDERATION of the covenants, terms, conditions, agreements and payments as hereinafter set forth, the parties hereto covenant and agree as follows:

        1. Property - Leased Premises. Landlord hereby leases unto Tenant the premises described as the north portion of 1645 Broadway consisting of approximately 11,500 square feet (the "leased premises") located in Boulder, Colorado, the leasing of which shall be governed by the terms of this Lease. The leased premises are depicted by cross-hatch on the diagram attached hereto as Exhibit "A."

        2. Term. The term of this Lease shall commence at 12:00 noon on the 11th day of December, 1982, which date shall be sixty (60) days after the exercise by Tenant of the Option to Lease the leased premises, and unless terminated or renewed as herein provided for, shall end at 12:00 noon, three years after the commencement date of this Lease.

        If Landlord shall be unable to give possession of the leased premises on the date of commencement of the term hereof by reason of the holding over or retention of possession by the current occupants of the leased premises or for any other reason, for the first 30 days of such delay Landlord shall not be subject to liability for the failure to give possession on said date and no abatement or diminution of the rent to be paid hereunder shall be allowed to Tenant nor shall the validity of the Lease be impaired under such circumstances. By the signing of this lease, or any option relating hereto, Tenant shall be deemed to have accepted the leased premises and acknowledges that the leased premises are in satisfactory condition.

        Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until 30 days after the possession of the leased premises is given to Tenant per paragraph 4.A.(1) or the premises are available for occupancy by Tenant, and no such failure to give possession on the date of commencement of the term shall affect the validity of this Lease or the obligations of Tenant hereunder.

        3. Option to Extend. Upon full and complete performance of all the terms, covenants and conditions herein contained by Tenant and payment of all rental due under the terms hereof, Tenant shall be given the option to renew this Lease for an additional term of three years (first renewal term) and upon the same conditions, Tenant shall be given the option to renew this Lease for a second renewal term of three years and, following this, for a third renewal term of three years. In the event Tenant desires to exercise said option to renew the term of this Lease or the second or third renewal term of this Lease, Tenant shall give written notice of such fact to Landlord not less than ninety
(90) days nor more than one hundred twenty (120) days prior to the expiration of the current term of this Lease or the then current renewal term of this Lease. In the event of such exercise, this Lease Agreement shall be deemed to be extended for the additional three-year period, subject to the right of the Landlord to make such adjustments and/or assessment of charges against Tenant as is provided for herein.

        4. Rent. Tenant shall pay to Landlord, at the address of Landlord's agent as herein set forth, the following as rental for the leased premises:

             A.  Base Rental Rate:

        (1) The base annual rental for the first full year of the term hereof shall be $86,250.00 per year. Said rental shall be payable in monthly installments (basic first year monthly rental) of $7,187.50, in advance, on the first day of each month during the term hereof; provided, however, that Landlord waives the right to, and Tenant shall be under no obligation to pay, the basic first year monthly rental for the first month of the term hereof.

        (2) The base annual rent for the second full year of the term hereof shall be $97,750.00 per year. Said rental shall be payable in monthly installments (basic second year monthly rental) of $8,145.83, in advance, on the first day of each month during the second year of the term hereof.

        (3) The base annual rental for the third full year of the term hereof shall be $109,250.00 per year. Said rental shall be payable in monthly installments (basic third year monthly rental) of $9,104.16, in advance, on the first day of each month during the third year of the term hereof.

             B. Escalation of Base Rental Rate: If any option to extend herein granted is exercised, three years after the commencement date of the term of this Lease and thereafteron each annual anniversary date of this Lease during any renewal term of this lease (hereinafter referred to as the "adjustment date"), the base annual rental due hereunder shall be adjusted upward (but not downward) by the annual percentage increase in the Implicit Price Deflator Index for Private Businesses (hereinafter referred to as the "Index"). The first adjustment of the base annual rental herein set forth shall be based upon the percentage increase in the Index between that published on the closest date of publication prior to the commencement of the term of this Lease, and that published on the closest date of publication thereof prior to the third annual anniversary date following the commencement of the term of this Lease divided by three (3). Thereafter, any such adjustment shall be based on the annual percentage change in the Index. Upon each adjustment date the base annual rental then being paid shall be increased by an amount equal to the amount arrived at by multiplying the percentage increase in the Index for the preceding thirty-six (36) months divided by three
(3) in the case of the first adjustment and thereafter for the preceding twelve
(12) months times the then payable base annual rental.

        If publication of the Index shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living for United States cities, as they shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties hereto. In the event of (1) use of comparable statistics in place of the Index as above-mentioned, or (2) publication of the index figure at other than bi-monthly intervals, there shall be made in the method of computation herein provided for such revisions as the circumstances may require to carry out the intent of this paragraph.

        5. Security Deposit. Subject to collection the Tenant has, on the date this lease is signed by the parties hereto, deposited with the Landlord the sum of $21,562.50 as security for the performance by the Tenant of the terms of this Lease. The Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or other sum as to which the Tenant is in default or for any sum which the Landlord may expend or may be required to expend by reason of the Tenant's default in respect of any of the terms of this Lease, including, but not limited to, any damages or deficiency in the reletting of the leased property, whether such damages or deficiency accrued before or after summary proceedings or other reentry by the Landlord;

provided, however, that upon completion of the improvements set forth on Exhibit "B" attached hereto, and payment therefor by Tenant, Landlord shall return to Tenant $14,375.00 of said deposit or such portion of said amount that has not been used, applied or retained as set forth herein and Landlord shall retain the remaining $7,187.50 as security for the purposes stated herein which security shall accrue simple interest on the $7,187.50 at the rate of 7% per year or the minimum rate permitted by Law, whichever is higher. In the event that the Tenant shall comply with all of the terms of this Lease, the security deposit shall be returned to the Tenant after the date fixed as the end of the lease and after delivery of possession of the leased property to the Landlord. In the event of a sale or lease of the premises of which the leased property forms a part, the Landlord shall have the right to transfer the security deposit to the vendee or lessee and the Landlord shall thereupon be released from all liability for the return of such security deposit and the Tenant shall look solely to the new landlord for the return of such security deposit. The Tenant shall not assign or encumber the money deposited as security, and neither the Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance. In the event Tenant has not paid any and all sales and/or use taxes due or claimed to be due by and to any governing municipality as and when due, Landlord may declare Tenant to be in default pursuant to the terms and conditions of the within lease agreement, and Landlord further reserves the right to require Tenant to submit proof to Landlord at any time and from time to time that payment for such taxes are and have been duly and timely made to and received by all governing municipalities and authorities.

        6. Taxes - Real Property - Responsibility. Tenant shall pay a pro rata share of all taxes, levies, assessments and charges, including, but not limited to, the general real property taxes on 1645 Broadway and the land and improvements of which the leased premises are a part, which pro rata share shall be at the ratio of 11,500/26,000. Additionally, Tenant shall pay 100% of the increase in the general real property taxes due to any improvements to the leased premises made by Tenant. At the election of Landlord, Landlord may advise Tenant of the estimated amount of such real property taxes, based on the most current available assessment and levy, and Tenant shall pay monthly to Landlord, as additional rent under the terms hereof, a sum equal to one-twelfth of Tenant's pro rata share of such estimated real property taxes. In the event the first and last months of the lease term are not full calendar months, the liability of Tenant under the terms hereof shall be prorated with Tenant being liable for only those number of days in such month during which this lease was in effect.

        7.  Taxes - Personal Property - Responsibility.

Tenant shall pay for any and all taxes and/or assessments levied and/or assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the leased premises by Tenant.

        8.  Insurance - Responsibility.

                A. The Landlord shall have and maintain in effect at all times, fire, extended coverage, flood, public liability and vandalism and malicious mischief insurance on the building only in such amounts as shall be determined appropriate by Landlord, and shall notify Tenant of the premium therefor. At the election of the Landlord, Landlord may notify Tenant of the premium for such insurance and on the first day of the month next following receipt of notification of the amount of such premium, and on the first day of each month thereafter until subsequent notification of any change, Tenant shall pay to Landlord, as additional rent due under the terms hereof, one-twelfth of Tenant's pro rata share of the amount thereof, such pro rata share to be determined in the manner set forth in paragraph 6 herein.

                B. During the construction of any improvement to the leased premises, Tenant shall carry such public liability and workman's compensation insurance as shall be required by the laws of the State of Colorado. Before any work is commenced, Tenant shall furnish to Landlord proof of such insurance coverage, and such liability policy shall name the Landlord as an additional insured.

        9. Insurance - Responsibility of Tenant. Tenant shall procure, pay for and maintain comprehensive public liability insurance providing coverage from any loss or damage occasioned by an accident or casualty in, or about the leased premises.

        10. Utilities. Tenant shall exercise its best efforts to obtain and install at its sole cost and expense separate meters for all utility service and shall pay the cost of all utility services which are separately metered for the leased premises, including, but not limited to, heat, water, gas, electric and sewer services. In the event that any or all of those utility services are not separately metered, Tenant shall, within ten days from presentation by Landlord of the statement for such utility services, pay to Landlord as additional rent under the terms hereof, its pro rata share of said statement if it includes utility service to the entire building in which the leased premises are located. Such pro rata share shall be determined in the manner set forth in paragraph 6 unless Landlord and/or Tenant obtains an engineer's report indicating that another method of determining tenant's pro rata share should be used therein. In no event shall Landlord be liable for any interruption or failure in the supply of any such utility to the leased premises not caused by the Landlord.

        11.  Access and Parking Facilities.  Landlord shall provide to
Tenant access and parking facilities as depicted upon the diagram attached hereto as Exhibit "C" to include 35 spaces from the northern half of such parking facility. Tenant, at its own cost, shall be responsible for the repair, maintenance, replacement and snow removal in connection with the sidewalk access facilities depicted on Exhibit "C." Landlord, at its costs, shall provide to Tenant snow removal, repair, maintenance, replacement and striping of all of the parking and other access facilities depicted on Exhibit "C."

        12. Tenant's Operating and Upkeep Expense. The Tenant at its own expense shall be responsible for the reasonable and necessary operation, maintenance and repair of the leased premises.

        13.  Alterations, Changes and Additions by Tenant.

                A. Interior of Leased Premises. Tenant may, during the term of this Lease, at Tenant's expense, but only upon demonstration of Tenant's financial ability and with the prior written approval of the Landlord, such approval not to be unreasonably withheld, erect inside partitions, add to existing electric power service, add telephone outlets, add light fixtures, install additional heating and/or air conditioning or make such other changes or alterations as Tenant may desire. Prior to the commencement and during the course of such constrction, Tenant shall comply with the existing PUD for the leased premises and all relevant laws, ordinances, regulations and orders and shall procure all necessary approvals, permits and certificates in connection therewith as may be required by all governmental agencies having jurisdiction thereof. At the end of this Lease, all such fixtures, equipment, additions and/or alterations (except trade fixtures installed by Tenant and described on Exhibit "D" attached hereto) shall be and remain the property of Landlord; provided, however, Landlord shall have the option to require Tenant to remove any or all such fixtures, equipment, additions and/or alterations and restore the leased premises to the condition existing immediately prior to such change and/or installation, normal wear and tear excepted, all at Tenant's cost and expense. All such work shall be done in a good and workmanlike manner and shall consist of new materials unless agreed to otherwise by Landlord, and all such work, upon completion, must be approved by Landlord and by the Building Inspector for the City of Boulder and all other governing authorities having jursidiction there. Any and all repairs, changes and/or modifications thereto shall be the responsibility of and at the cost of Tenant.

        B. Exterior of Leased Premises. Landlord must approve in writing which approval shall not be unreasonable withheld any signs to be placed in or on the leased premises, regardless of size or value, and/or any addition, change or alteration to the exterior of the lease premises. Prior to the cutting of any holes in the roof and/or any exterior surfaces or prior to any work being performed and/or any equipment being stalled on the roof by Tenant, Tenant must submit to Landlord a structural report of the work to be performed. The prior written approval of such work by the Landlord is to be obtained by Tenant, which approval shall not be unreasonably withheld. If Tenant fails to obtain such prior written approval, then any roof or structural repairs necessitated by such change shall be the responsibility of Tenant. As a condition to the granting of such approval, Landlord shall have the right to require Tenant to furnish a bond or other security acceptable to Landlord sufficient to insure completion of and payment for any such work to be so performed. Prior to the commencement and during the course of such construction, Tenant shall comply with the existing PUD for the leased premises and all relevant laws, ordinances, regulations and orders and shall procure all necessary approvals, permits and certificates in connection therewith as may be required by all governmental agencies having jurisdiction thereof.

        14. Care of Property - Responsibility. Tenant shall furnish and maintain in good repair all equipment, machinery and appliances necessary for heat and air conditioning, furnish and maintain roughed-in electrical wiring and plumbing, provide all exterior maintenance, repairs and groundskeeping to and for the leased premises and provide for any snow removal from the sidewalk and access area depicted on Exhibit "C" exclusive of parking areas. Tenant shall be responsible for provision of trash receptacles and trash removal service for the leased premises.

        Landlord may, but shall not be required to, enter the leased premises at all reasonable times to make such repairs, alterations, improvements and additions, including repairs and alterations to ducts and all other facilities for air conditioning service as Landlord shall desire or deem necessary to the premises or to the building or to any equipment located in the building or as Landlord may be required to do by the City of Boulder or by the order or decree of any court or by any other governmental authority, all at the sole cost and expense of Tenant.

        Tenant will, at his own expense but subject to any contractors' or builders' warranties, keep the leased premises, which shall be deemed to include all areas within or inside the exterior door to the leased premises and the exterior door itself, in good repair and tenantable condition during the term of this Lease, and Tenant shall promptly and adequately repair all damage to the leased premises and replace or repair all damaged or broken glass, fixtures and appurtenances, under the supervision and with the approval of Landlord, within a reasonable period of time. If Tenant does not do so, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof forthwith upon being billed for same.

        Tenant is responsible for replacement of all burned-out light bulbs within the leased premises whether the light fixture is owned by Tenant or Landlord. Tenant further agrees at the end of the term to return the leased premises to Landlord in substantially as good condition as when received, except for usual and ordinary wear and tear. Tenant further agrees to be responsible for any repairs and/or maintenance required for any part of the improvements of which the leased premises are a part where such repair and/or maintenance is necessitated by actions or inactions of Tenant and/or activities conducted by Tenant on the leased premises and/or as may be necessitated by any governing authority.

        15. Control of Common Areas. All parking areas, grounds and other facilities furnished by Landlord in, on or near the improvements of which the leased premises are a portion, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to said facilities and areas.

        16.  Use of Premises and Care of Grounds - Tenant.
Tenant shall use the leased premises for retailing and marketing of foodstuffs and related items and services. The use of the leased premises for any other purpose is hereby expressly prohibited unless Landlord otherwise agrees in writing. Tenant shall continuously and uninterruptedly during the terms of this Lease occupy and use the leased premises for the purposes hereinabove specified unless prevented from so doing by causes beyond Tenant's control. Tenant shall not do anything in or about the leased premises which will, in any way, void or make voidable or tend to increase the rates for any insurance on the leased premises and/or the improvements of which the leased premises are a part and/or the real property on which said improvements are located. Tenant agrees to pay, as additional rent, an amount equal to any increase in the insurance premiums that may be charged during the term of this Lease for the amount of the insurance carried by Landlord on the total improvements of which the leased premises are a part when such increase results from activities carried on by Tenant on the leased premises, whether or not Landlord has consented to the same. Tenant shall conform to all present and future laws and ordinances of any governmental authority having jurisdiction over the leased premises. Tenant shall not allow any accumulation of trash or debris on the leased premises or within any portion of the improvements of which the leased premises are a part. No storage of any material outside of the leased premises shall be allowed unless first approved by Landlord in writing, and then in only such areas as are designated by Landlord. Tenant will not use or permit upon the premises anything unreasonably dangerous to life or limb. Tenant will not in any manner deface or injure the building or any part thereof. Tenant shall not commit or suffer any waste on the leased premises nor shall Tenant permit any nuisance to be maintained on the leased premises or permit any disorderly conduct, common noise or other activity having a tendency to annoy or disturb any occupants of any part of the improvements of which the leased premises are a part and/or any adjoining property, except during the period of construction of the improvements set forth on Exhibit "B," which period of construction shall not continue for longer than three (3) months from the commencement date of this Lease, or as reasonably may be necessary thereafter.

        17. Liability for Overload. It shall be Tenant's sole and exclusive responsibility to meet all fire regulations of any governmental unit having jurisdiction over the leased premises as such regulations affect Tenant's use of sidewalks and pavements adjoining the same which will result from the movement of heavy articles. Tenant shall be liable for the cost of any damage to the leased premises, the improvements of which the leased premises are a part or the sidewalks and pavements adjoining the same which will result from the movement of heavy articles. Tenant shall not unduly load or overload the floors or any part of the leased premises.

        18. Glass and Door Responsibility. Replacement and repair of all glass and doors on, within or bounding the leased premises shall be the responsibility of the Tenant. Any replacement or repair shall be promptly completed at the expense of the Tenant.

        19. Rules and Regulations. Landlord reserves the right to adopt and promulgate reasonable rules and regulations applicable to the leased premises and the land and improvements of which the leased premises are part and from time to time to amend or supplement said rules or regulations. Notice of such rules and regulations and amendments and supplements thereto shall be given to Tenant, and Tenant agrees to comply with and observe such rules and regulations and amendments and supplements thereto, provided, however, the same shall apply uniformly to all tenants of the improvements of which the leased premises are a part.

        20. Damage to Leased Premises. In the event the leased premises and/or the improvements of which the leased premises are a part shall be totally destroyed by fire or other casualty or so badly damaged that, in the opinion of Landlord, it is not feasible to repair or rebuild same, Landlord shall have the right to terminate this Lease upon written notice to Tenant. If the leased premises shall be wholly or partially damaged by fire or other casualty, except if caused by Tenant's negligence, and said leased premises are rendered wholly or partially untenantable thereby, an appropriate reduction of the rent shall be allowed for any untenantable portion of the leased premises until repair thereof shall be substantially completed.

        21.     Inspection of and Right of Entry to Leased Premises.

                A. Landlord, and/or Landlord's agent and employees, shall retain at all times, and have the right to use, in appropriate instances, keys to all doors within and into the leased premises. If locks shall be changed or added, Landlord shall be furnished with a key or keys thereto.

                B. Landlord, and/or Landlord's agents and employees, shall have the right to enter the leased premises at all times during regular business hours and, at all times during emergencies, to examine the leased premises, to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, provided there is no unreasonably interference with Tenant's substantially the same conduct of its business, and Landlord shall be allowed to take all materials into and upon said premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while such repairs, alterations, improvements or additions are being made, for reason of loss or interruption of business of Tenant or otherwise. Landlord reserves the right, at any time during the term hereof, to exhibit the leased premises to any prospective purchaser of the improvements of which the leased premises are a part and/or to place upon the leased premises and/or the improvements of which the leased premises are a part a notice or sign indicating the property is for sale, such sign not to be posted on Tenant's immediate premises and during the ninety (90) days prior to the expiration of the term of this Lease or any renewal thereof, Landlord may exhibit the premises to prospective tenants and may place upon the leased premises the usual notices indicating the leased premises are for lease.

                C. Landlord shall have the right to approve the weight, size and location of safes and other heavy equipment and articles in and about the leased premises and the access and parking areas and to require all such items and furniture and similar items to be moved into and out of the building and within the building and leased premises only at such times as will not interfere with business operations of other tenants. Movements of Tenant's property into or out of the building and within the building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require a permit (if required) before allowing any such property to be moved into or out of the buildings.

                D. Landlord shall have the right to take all reasonable measures necessary for the security of the building and its occupants. Tenant agrees, however, the security within its leased premises is solely the responsibility of the Tenant.

                E. Nothing contained herein shall impose any obligation upon the Landlord to do or perform any of the above and foregoing. Landlord may enter upon the premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant.

        22. Covenant Against Liens. Tenant covenants and agrees with Landlord not to suffer or permit any lien of mechanics or materialmen to be placed against the building at 1645 Broadway or the leased premises or Tenant's interest under this Lease. Tenant shall post notice pursuant to section 38-22-101, et seq., C.R.S. 1973, as amended, negating Landlord's liability for any mechanic's liens resulting from any work, labor or materials performed for or delivered at Tenant's request for incorporation into the leased premises.

        In case any such lien attaches to the leased premises for work claimed to have been furnished to Tenant, it shall be paid off and removed by Tenant within ten (10) days thereafter at Tenant's expense. Additionally, should any such mechanic's lien be filed, Tenant shall immediately file with the Clerk of the District Court in Boulder County a corporate surety bond equal to one and one-half the amount of the lien or such other amount as may be required to remove said lien, plus all costs associated therewith pursuant to the requirements of section 38-22-131, C.R.S. (1981 Cum.Supp.) and any amendments thereto.

        Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the leased premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only.

        23. Default -- Remedies of Landlord. Annual Base Rent and any other amount to be paid with the Annual Base Rent in regular monthly installments shall be due on the first day of each calendar month and shall be delinquent if not received by Landlord on or before the tenth of the month. Any other rent, fee, charge or payment to be made by Tenant hereunder (all of which are to be considered additional rental payments, unless other time limits for payment are prescribed herein, shall be due ten days after receipt by Tenant of a statement from Landlord and shall be delinquent if not received by Landlord within ten days from the date due.

        If Tenant shall be delinquent in the payment of rent or other charges due from Tenant hereunder or default in the keeping of any of the terms, covenants or conditions of this Lease to be kept and/or performed by Tenant, or if any proceedings be commenced by or for Tenant under any of the bankruptcy laws or if Tenant is adjudged insolvent by any court, or if Tenant makes an assignment for the benefit of creditors, or if Tenant enters into a general extension agreement with creditors, or if Tenant's leasehold interest shall be levied upon by execution or seized by virtue of any writ of any court of law, then such events shall constitute a breach of this Lease and Landlord may, at Landlord's option, exercise any one or more of the rights available to Landlord under the laws of the State of Colorado, now or hereafter in effect consecutively or concurrently, including, without limitation, the following:

                A. Landlord may, if Tenant refuses upon proper demand to quit the premises, immediately, or at any time thereafter, terminate this Lease pursuant to section 13-40-101, et seq., C.R.S. 1973, as amended, and obtain through judicial process a writ of restitution and thereby repossess the leased premises, together with all additions, alterations and improvements thereto. Landlord may, at its option, at any time and from time to time thereafter, relet the leased premises or any part thereof for the account of Tenant or otherwise, and receive and collect the rents therefor and apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession and for putting the same in good order and condition for rerental, and expense, commissions and charges paid by Landlord in reletting the leased premises. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. In lieu of reletting such leased premises, Landlord may occupy the same. Whether or not the leased premises or any part thereof be relet, and provided that Landlord does not reoccupy them, Tenant shall pay the Landlord the rent and all other charges required to be paid by Tenant up to the time of the expiration of this Lease or of such recovered possession, as the case may be, and thereafter, Tenant, if required by Landlord, shall pay to Landlord until the end of the term of this Lease, the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net amount received by Landlord for such reletting, if any.

        If the leased premises shall be reoccupied by Landlord, then, from and after the date of repossession, the Lease shall be deemed to have been terminated by Landlord and Tenant shall be discharged of any obligations to Landlord under the provisions hereof for the payment of rent.

        In event of any default by Tenant, and regardless of whether the premises shall be relet or possessed by Landlord, any fixtures, additions, furniture, and the like then on the premises may be retained by Landlord.

        In the event Tenant is in default under the terms hereof and, by the sole and reasonable determination of Landlord, has abandoned the leased premises, Landlord shall have the right to remove all the Tenant's property from the leased premises and dispose of said property in such manner as is reasonably determined best by Landlord, all at the cost and expense of Tenant and without liability of Landlord for the actions so taken. Such reentry and removal of personal property shall not be considered or construed to be a forcible entry and shall be a remedy in addition to and separate and apart from the Landlord's right of distraint and Landlord lien provided for in paragraph 23D and 23E below.

                B. Landlord shall also have the right to continue this Lease in full force and effect, including Tenant's right to possession and Landlord's right to collect rental as it becomes due, provided Landlord may, at Landlord's option, take any action necessary or appropriate, including entering upon the demised premises, to cure any breach, in which event the reasonable cost to Landlord for such cure, including attorneys' fees, shall become immediately due and payable by Tenant as additional rental per annum. Any installment of rent or other payment which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum.

                C. Additionally, Landlord shall have the right to seek such equitable relief as may be appropriate.

                D. Landlord may after default enter upon the leased premises at any reasonable time to exercise its right of distraint against any property of the Tenant and may seize such property having a value of the amount of the unpaid rent and Landlord may keep said property in its possession until the time such rental payment or payments have been made.

                E. Landlord and Tenant agree that Tenant grants unto Landlord and Landlord has and shall have from the date of this Lease a landlord lien upon all of the personal property, furniture, fixtures and equipment of Tenant now located or hereinafter located upon the leased premises. In the event of any default in the payment of any of the rental payments provided for herein, Landlord shall have the right to take possession of the property encumbered by said landlord lien and to dispose of said property at public or private sale after sending notification of the time and place thereof to Tenant and any other party with a recorded interest in the property subsequent to that of Landlord at least ten (10) days prior to such sale.

        In the event of any default in the payment of any of the rental payments provided for herein, Landlord shall have the right to take possession of said property and to exercise all remedies with respect thereto as are provided for by United States, Colorado and local law.

        All powers and remedies given by this Lease to Landlord may be exercised, from time to time, and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of any such default or acquiescence thereof. The acceptance of rental by Landlord shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Landlord to any remedies herein given.

        24. Legal Proceedings - Responsibility. In the event of any proceeding at law or in equity wherein Landlord, without being in default as to its covenants under the terms hereof, shall be made a party to any litigation by reason of Tenant's interest in the leased premises, Landlord shall be allowed and Tenant shall be liable for and shall pay all costs and expenses incurred by Landlord including reasonable attorney's fees. In the event either party shall be required to commence any legal proceeding relating to the leased premises and/or Tenant's occupancy thereof and/or Tenant's relation thereto, prevailing party shall be allowed and other party shall be liable for and shall pay all costs and expenses incurred by Landlord, including reasonable attorneys' fees.

        25. Hold Harmless of Tenant. Tenant will indemnify and hold Landlord harmless from and against any and all claims, losses, expenses, costs, judgments, and/or demands arising from the conduct of Tenant on the leased premises and/or on account of any operation or action by Tenant and/or from and against all claims arising from any breach or default on the part of Tenant or any act of negligence of Tenant, its agents, contractors, servants, employees, licensees, or invitees; or any accident, injury or death of any person or damage to any property in or about the leased premises arising from or caused by Tenant's conduct, misconduct or negligence. The indemnification and hold harmless provisions set forth herein shall not apply to claims, losses, expenses, costs, judgments and/or demands arising solely from the negligence of Landlord.

        26. Assignment or Subletting. Tenant shall not without the consent of Landlord, which shall not be unreasonably withheld, (a) assign this Lease or any interest hereunder; (b) suffer or permit any assignment thereof by operation of law; (c) sublet the leased premises or any part thereof; or (d) permit the use of the premises by any parties other than Tenant, its agents and employees.

        27. Warranty of Title. Landlord covenants it has good right to lease the leased premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy, and enjoy the premises during the term of the Lease.

        28. Governmental Acquisition of Property. In the event the leased premises and/or the improvements of which the leased premises are a part shall be taken by condemnation or eminent domain, Landlord shall have the right to terminate this Lease upon written notice to Tenant. The parties agree that Landlord shall have complete freedom of negotiation and settlement of all matters pertaining to the governmental acquisition of such property, it being understood and agreed that any financial settlement respecting land to be taken whether resulting from negotiation and agreement or condemnation proceedings, shall be the exclusive property of Landlord, there being no sharing whatsoever between Landlord and Tenant of any sum received in settlement. Landlord, at its option, may, after the taking of the property, provide the same amount of square feet of land area and useable building space for Tenant's operations in the immediate vicinity of the leased premises; in the event Landlord cannot so do within thirty days of such taking, Tenant shall have the right to terminate this Lease, but shall not receive payment of any form of compensation. The taking of land as noted herein shall not be considered as a breach of this Lease by Landlord, nor give rise to any claims in Tenant for damages or compensation from Landlord.

        29. Changes and Additions to Improvements by Landlord. Landlord reserves the right at any time to make alterations or additions to the improvements of which the leased premises are a part and/or to build additions or other structures adjoining said improvements. Landlord also reserves the right to construct other buildings and/or improvements in the immediate area of the improvements in which the leased premises are located and to make alterations or additions thereto, all as Landlord shall determine. However, such changes and additions by Landlord shall not deny Tenant access to the leased premises nor shall they materially impair or impede Tenant's ability to make reasonable use of the leased premises as provided in
Section 16 herein, and Landlord shall use its best efforts to prevent such denial of access to, or impairment of, use of the leased premises. Landlord further reserves the exclusive right to the roof of the improvements of which the leased premises are a part and the airspace above said roof; provided, however, that Tenant shall have the right to install and maintain improvements on the roof as per schedule "B" attached hereto subject to the provisions of paragraph 13 of this Lease. In the event a significant alteration or addition is to be made by Landlord upon the leased premises, Landlord shall give to Tenant written notice of such alteration or addition prior to commencement of construction thereof. Tenant shall, within thirty (30) days following receipt of any such notice, register with Landlord, in writing, any objection or protest thereto, and upon failure to do so shall be deemed to have waived any objection or protest thereto.

        30. Subordination. It is expressly understood and agreed that this Lease shall be subject and subordinate to any mortgage or deed of trust now upon the demised premises and any mortgage or deed of trust hereafter placed upon the demised premises, provided that the mortgage or beneficiary under such deed of trust agrees in writing with Tenant or adequate provision is made in such mortgage or deed of trust that, regardless of any default or breach under said mortgage or deed of trust or of any possession or sale of the whole or any part of the premises under or through such mortgage or deed of trust, this Lease and Tenant's possession shall not be disturbed by mortgagee or beneficiary or any other party claiming under or through such mortgage or deed of trust; provided, however, that Tenant shall continue to observe and perform Tenant's obligations under this Lease and pay rent to whomsoever may be lawfully entitled to same from time to time. Tenant hereby agrees to execute, if same is required, any and all instruments in writing which may be requested by Landlord to subordinate Tenant's rights acquired by this Lease to the lien of any such mortgage or deed of trust, as aforesaid.

        31. Holding Over. If, after expiration of the term of this Lease, including any renewal thereof, Tenant shall remain in possession of the leased premises and continue to pay rent without a written agreement as to such possession, the Tenant shall be deemed a month-to-month Tenant and the rental rate during such holdover Tenant shall be equivalent to the monthly rental paid for the last month of tenancy under this Lease and shall be increased thereafter in the manner set forth in paragraph 3(B) herein. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord to such renewal or extension having first been obtained.

        32. Modification. No modification of this Lease shall be binding unless in writing and signed by the parties hereto.

        33. Late Charge. The Landlord shall have the right to collect from Tenant a collection charge for each and every payment due to Landlord hereunder which is delinquent, said charge being Twenty Five and No/100 Dollars ($25.00) or one and one half percent of said payment, whichever sum shall be greater. Said amounts shall be considered late rental payments under the terms of this Lease. Payment of such late rental payments shall not excuse or cure any default by Tenant under this Lease.

        34. Memorandum of Lease - Recording. The parties hereto agree this Lease shall not be recorded.

        35. Notice Procedure. All notices, demands, and requests which may or are required to be given by either party to the other shall be in writing and such that are to be given to Tenant shall be deemed to have been properly given if served on Tenant or sent to Tenant by United States registered mail, return receipt requested, properly sealed, stamped, and addressed to Tenant in care of Felix M. Licini, 100 Arapahoe, Canyonside Office Building, Boulder, Colorado, and in care of Mark Retzloff, 1645 Broadway, Boulder, Colorado, and such as are to be given to Landlord shall be deemed to have been properly given if personally served on Landlord or if sent to Landlord, United States registered mail, return receipt requested, properly sealed, stamped and addressed to
Landlord's representative as indicated herein                           or at
such other place as Landlord may from time to time designate in a written notice to Tenant. Any notice given by mailing shall be effective as of the date of mailing as shown by the receipt given therefor.

        36. Controlling Law. The Lease, and all terms hereunder shall be construed consistent with the laws of the State of Colorado. Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in Colorado and in no other jurisdiction; provided, however, that Landlord may elect to institute arbitration proceedings by serving upon Tenant a written demand for arbitration of the dispute. In that event, the dispute shall be arbitrated in Boulder, Colorado, pursuant to the rules and regulations of the American Arbitration Association then in effect. Landlord and Tenant shall agree upon an arbitrator, but if unable to do so, the arbitrators selected by each of them shall appoint the arbitrator to hear and adjudicate the matter.

        37. Binding Upon Successors. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. This Lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original Lease.

        38. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

        39. Miscellaneous. All marginal notations and paragraph headings are for purposes of reference and shall not affect the true meaning and intent of the terms hereof. Throughout this Lease, wherever the words "Landlord" and "Tenant" are used, they shall include and imply to the singular, plural, persons both male and female, companies, partnerships and corporations, and in reading said Lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said Lease.

        IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof.

        LANDLORD:                       BOULDER NATIONAL BANK, nominee


                                        By: /s/ PRESIDENT OF BOULDER
                                                NATIONAL BANK
                                            --------------------------------
                                            President


        TENANT:                         NATURAL HORIZONS, INC.


                                        By:  /s/ PRESIDENT OF NATURAL
                                                 HORIZONS, INC.
                                            --------------------------------
                                            President

                                    GUARANTEE

        The undersigned principals of Tenant hereby individually guarantee the performance by Tenant of its duties and obligations under this Lease and all amendments hereto.


                                        /s/ OFFICER OF ALFALFA'S, INC.
                                        ------------------------------------


                                        /s/ OFFICER OF ALFALFA'S, INC.
                                        ------------------------------------


Boulder National Bank, Nominee hereby appoints Robert Polis c/o Cromwell International, Ltd. (Co) with its principal place of business located at 1966 13th Street, Suite 75, Boulder, Colorado 80302 as agent to collect and receive any and all sums due to Landlord pursuant to the lease agreement of which this appointment is initially made a part, and to receive all notices due to landlord pursuant to said lease and to handle all other matters referring to said lease until the parties to said lease are otherwise advised in writing by the Landlord.



                                        Boulder National Bank, Nominee


                                        /s/ OFFICER OF BOULDER NATIONAL BANK
                                        ------------------------------------

                        [EXHIBITS INTENTIONALLY OMITTED]

        For and in consideration of the sum of $100.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, paragraph 1 (a) and paragraph 3 of the Option to Lease Agreement, attached hereto and made a part hereof, made and entered into on the 4th. day of June, 1982 by and between Boulder National Bank, Nominee and Natural Horizons, Inc. as Optionee, are hereby amended to read

1 (a) For the period of time commencing with the date of this Option To Lease Agreement until the 11th. day of October, 1982, at 12 o'clock p.m., Natural Horizons, Inc. is hereby granted an option to lease the Property pursuant to the "Lease", a copy of which is attached hereto as Exhibit 2 and which is hereinafter referred to as the "Lease".

3 In the event of the exercise of Natural Horizons, Inc. of the option to lease the Property within 129 days from the date of this Agreement, the total option money in the amount of Four Thousand Dollars ($4,000.00) paid pursuant hereto shall be applied toward the first rental payment due from Natural Horizons, Inc. to Boulder National Bank pursuant to the Lease, with the remaining balance of the first rental payment due thereunder to be payable as provided in said Lease.


                                        Natural Horizons, Inc.,a Colorado
                                           Corporation

                                        By Mark Retzloff            Date 10/4/82
                                           -------------------------------
                                           Mark Retzloff, President


                                        Boulder National Bank, Nominee

                                        By Robert Polis
                                           -------------------------------
                                           Robert Polis, Appointee

                           OPTION TO LEASE AGREEMENT


        THIS OPTION TO LEASE AGREEMENT is made and entered into this 4th day of June, 1982, by and between BOULDER NATIONAL BANK, Nominee, and NATURAL HORIZONS, INC., a Colorado Corporation.

                                  WITNESSETH:
        WHEREAS, Boulder National Bank is the owner, as Nominee, of the real property described as the North portion of 1645 Broadway, Boulder, Colorado, and which is depicted in cross hatches on the diagram attached hereto as
Exhibit 1 (hereinafter referred to as the "Property"); and

        WHEREAS, Natural Horizons, Inc. desires to acquire an option to lease the Property; and

        WHEREAS, Boulder National Bank is willing to grant to Natural Horizons, Inc. an option to lease the Property subject to the terms and conditions as hereinafter set forth.

        NOW, THEREFORE, for and in consideration of the covenants and agreements of the parties hereinafter set forth, the parties hereto agree as follows:

        1. In consideration of the payment of Four Thousand Dollars ($4,000.00) by Natural Horizons, Inc. to Boulder National Bank, Nominee, delivered to Robert Polis c/o Cromwell 1966 13th Street Boulder, Colorado, which payment is non-refundable and the receipt of which is hereby acknowledged but subject to collection, Boulder National Bank hereby grants unto Natural Horizons, Inc. the following right and option, to-wit:

                (a) For the period of time commencing with the date of this Option to Lease Agreement until the 4th day of October, 1982, at 12 o'clock p.m., Natural Horizons, Inc., is hereby granted an option to lease the Property pursuant to the "Lease," a copy of which is attached hereto as Exhibit 2 and which is hereinafter referred to as the "Lease."

        2. In the event Natural Horizons, Inc. fails to exercise the option herein granted by Boulder National Bank, all option monies paid to Boulder National Bank by Natural Horizons, Inc. shall be forfeited and shall be retained by Boulder National Bank as its sole and separate property.

        3. In the event of the exercise of Natural Horizons, Inc. of the option to lease the Property within 120 days from the date of this Agreement, the total option money in the amount of Four Thousand Dollars ($4,000.00) paid pursuant hereto shall be applied toward the first rental payment due from Natural Horizons, Inc. to Boulder National Bank pursuant to the Lease, with the remaining balance of the first rental payment due thereunder to be payable as provided in said Lease.

        4. If Natural Horizons, Inc. exercises the option to lease the Property, it shall, upon such exercise, enter into and execute the attached lease agreement, Exhibit 2, and within two (2) months following the date of exercise, commence the term of the lease.

        5. Notwithstanding any of the other provisions contained herein, the parties hereto agree that the option granted herein shall be exercisable by Natural Horizons, Inc. only upon a demonstration by it to Landlord or Landlord's agent of its financial ability to complete and pay for alterations, changes and additions to the Property all as set forth on Exhibit 3 attached hereto. If Natural Horizons, Inc. fails to demonstrate its financial ability to do so within the time period granted herein for the exercise of the option, this Agreement shall terminate and the option money paid hereunder shall be forfeited by Natural Horizons, Inc..

        6. Natural Horizons, Inc. shall exercise the option to lease herein granted to it by giving written notice to Boulder National Bank by hand delivery or by registered mail, return receipt requested, properly sealed, stamped and addressed to Robert Polis, Cromwell International, 1966 13th Street, Boulder, Colorado 80302. Any notice, or copy of a notice, given by mailing shall be effective as of the date of mailing as shown by the receipt given therefor.

        7. The Option Agreement and all terms hereunder shall be construed consistent with the laws of the State of Colorado. Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in Colorado and in no other jurisdiction; provided, however, that Boulder National Bank or Natural Horizons, Inc. may elect to institute arbitration proceedings by serving upon the other party a written demand for arbitration of the dispute. In that event, the dispute shall be arbitrated in Boulder, Colorado, pursuant to the rules and regulations of the American Arbitration Association then in effect. Boulder National Bank and Natural Horizons, Inc. shall appoint an arbitrator in accordance with the above-referenced rules and regulations.

        8. It is agreed by and between the parties hereto that no broker or real estate agent brought about or procured the execution of this Option to Lease Agreement.

        9. The covenants and agreements herein contained shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.


                                       BOULDER NATIONAL BANK

                                       By: /s/ D. W. ARMSTRONG, Pres.
                                           -------------------------------------


                                       NATURAL HORIZONS, INC., a
                                       Colorado Corporation

                                       By: /s/ OFFICER OF NATURAL HORIZONS, INC.
                                           -------------------------------------

Addendum attached to and made a part of lease agreement dated October 11, 1982 with Boulder National Bank, Trustee as Landlord and Natural Horizons, Inc. as Tenant.

Agreement made this 4th day of August, 1988 between First Interstate Bank of Denver, National Association, Trustee as Landlord and Natural Horizons, Inc. as
Tenant:

                                  WITNESSETH:

WHEREAS the parties hereto have previously entered into a lease agreement dated October 11, 1982, with Boulder National Bank, Trustee as Landlord and Natural Horizons, Inc. as Tenant relative to property situated at 1645 Broadway, Boulder, CO, AND

WHEREAS the parties hereto are desirous and capable of amending portions of that lease agreement,

NOW THEREFORE for $1.00 (one dollar) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Due to improvements made by Tenant pursuant to the above referenced lease agreement, the first sentence of Paragraph 1 captioned Property - Leased Premises shall be changed to read as follows, and all references throughout said lease agreement, in particular, Paragraph 6 thereof, shall be modified to reflect said change:

Landlord hereby leases unto Tenant the premises described as the north portion of 1645 Broadway consisting of approximately 13,350 square feet located in Boulder, Colorado, the leasing of which shall be governed by the terms of this Lease.

Paragraph 3 captioned Option to Extend shall be changed to read as follows:

Upon full and complete performance of all the terms, covenants and conditions herein contained by Tenant and payment of all rental due under the terms hereof, Tenant shall be given the option to renew this Lease for an additional term of three years (first renewal term) and upon the same conditions, Tenant shall be given the option to renew this Lease for a second renewal term of six years and, following this, for a third renewal term of six years. In the event Tenant desires to exercise said option to renew the term of this Lease or the second or third renewal term of this Lease, Tenant shall give written notice of such fact to Landlord not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the expiration of the current term of this Lease or the then current renewal term of this Lease. In the event of such exercise, this Lease Agreement shall be deemed to be extended for the additional three or six year period, respectively, subject to the right of the Landlord to make such adjustments and/or assessment of charges against Tenant as is provided for herein.

The first sentence in Paragraph 6 captioned Taxes - Real Property - Responsibility shall be changed to read as follows:

Tenant shall pay a pro rata share of all taxes, levies, assessments and charges, including but not limited to, the general real property taxes on 1645 Broadway and the land and improvements of which the leased premises are a part, which pro rata share shall be at the ratio of 13350/26000.


                LANDLORD:       FIRST INTERSTATE BANK OF DENVER, NATIONAL
                                ASSOCIATION, Trustee, formerly BOULDER NATIONAL
                                BANK, Nominee


                                By: /s/ OFFICER OF FIRST INTERSTATE BANK OF
                                    DENVER, NATIONAL ASSOCIATION, Trustee,
                                    formerly BOULDER NATIONAL BANK, Nominee
                                    -------------------------------------------



                TENANT:         NATURAL HORIZONS, INC.


                                By: /s/ OFFICER OF NATURAL HORIZONS, INC.
                                    --------------------------------------


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